                                                                    EXHIBIT 12-2


                    DETROIT EDISON SECURITIZATION FUNDING LLC
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)


                                                         Twelve Months Ended
                                                             December 31
                                                          2002          2001
                                                          ----          ----
         EARNINGS
         Pre-tax income............................... $       -     $       -
         Fixed charges................................   104,873        86,928
                                                       =======================

         FIXED CHARGES
         Interest expensed............................ $ 104,873     $  86,928
                                                       =======================

         Ratio of Earnings to Fixed Charges...........      1.00          1.00
                                                            ==================




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